Exhibit 10.13

Edition

202406

Working capital Loan Contract

(Online version)

Contract number: KYD100072633224082800001

Special reminder: Before signing this Contract, the Lender reminds the Borrower to read this Contract and all the annexes (if any) in full, clearly understand and be aware of its rights and obligations, and especially reminds the Borrower to pay attention to the clauses in this contract marked with bold and underline that have a major interest in the rights and interests of the Borrower. Please be sure to read and understand carefully. If there is any doubt about the contents of this Contract, Or if the Borrower is unable to accurately understand the relevant terms, the Borrower shall suspend the signing of the contract and consult through the customer service of Bank of Jiangsu or the customer manager. The customer service number is 95319.

If the Borrower accepts this Contract by electronic signature through the channels designated by the Lender (including but not limited to the corporate mobile banking of Bank of Jiangsu, corporate online banking, etc., the same below), it shall be deemed that the Borrower has known, understood and agreed to accept all terms and conditions hereof and is willing to be bound by such terms and conditions. This Contract is concluded in the form of data messages, and the Borrower fully agrees with its validity.

Borrower：Shenzhen Semidux Technologies Limited

Address: 205, Office Building, Tonglixing Industrial Plant Area, No. 8, Lanzhu East Road,

Zhukeng Community, Longtian Street, Pingshan District, Shenzhen

Tel: 0755-26654678

Email:       /

Lender: Bank of Jiangsu Co., LTD., Shenzhen Branch

In accordance with relevant national laws and regulations, both parties have reached an agreement through consultation to enter into this contract and agree to abide by all the provisions hereof.

Article 1 Contents of the Loan

1. Amount of the loan: [Amount of Principal]

2. Loan term: [Term of the Loan]

3. Loan interest rate

The loan interest rate under this contract is type A as follows (" □ "shall be marked with" √ ") :

A. Fixed interest rate, Execution annual interest rate of 4.1% (i.e. 3.3500% plus (plus/minus) 750,000 BP (1 BP equals 0.01 percentage points) according to the latest announced market interest rate (LPR) for loans with a term of more than one year /□ five years on the day before the signing of this Contract), The interest rate remains unchanged during the term of the contract;

B. Fixed interest rate, the execution of the annual interest rate is the most recently announced one year/five years or more loan market quoted interest rate (LPR)/(plus/minus)/BP (1 BP is equal to 0.01 percentage points) one day before the date of issuance of the loan, the interest rate remains unchanged during the contract validity period.

Special note: If the borrowing rate (B) above is selected, The executive annual interest rate is calculated according to the latest published market quoted interest rate (LPR) / % / (add/subtract)/BP (1 BP is 0.01 percentage point) on the day before the signing of this Contract / %, the interest rate is for the borrower's reference only, the actual execution of the annual interest rate at the time of the loan is subject to the record of the loan.

The loan interest under this contract shall be calculated on the basis of the actual loan amount and the actual loan days from the date of issuance of the loan, and shall be calculated by simple interest on a daily basis, with the daily interest rate = annual interest rate /360, except for the overdue compound interest.

4. The purpose of the loan is business turnover.

The Borrower shall use the loan strictly in accordance with the purposes agreed herein, and the lender shall have the right to require the borrower to provide evidence of the purpose of the loan.

The borrower undertakes that the borrowed funds shall not be used in any form for dividends by shareholders, for financial assets, fixed assets, equity investment or any other fields or purposes prohibited by the State, for investment in stocks, bonds, futures, financial derivatives and asset management products, or for any other purposes prohibited by laws and regulations.

The borrower shall not change the purpose of the loan or misappropriate the loan without the consent of the lender; otherwise, the lender has the right to take corresponding measures such as requiring the borrower to make rectification, repay the loan in advance or reduce the risk classification of the loan.

5. IOU for Loan

The Loan note is the borrower's loan voucher under this contract, which is an effective part of this contract and has the same legal effect as this Contract. If the Borrower's loan amount, release date, maturity date, interest rate and other loan contents under this Contract are inconsistent with those recorded in the loan document, the record in the loan document shall prevail.

Article 2 Interest on the loan

1. Interest on the loan hereunder shall be settled monthly (month/quarter) on the 20th day of each month (month/quarter end). If the last repayment date of the principal of the loan is not on the maturity date, the unpaid interest shall be cleared with the principal.

2. The Borrower shall pay the interest on each maturity date and the lender may deduct the interest directly from the Borrower's account in Bank of Jiangsu.

Article 3 Penalty interest and compound interest

If the loan under this Contract is overdue, the lender shall have the right to charge an additional 50% penalty interest on the loan interest under this contract from the date of overdue; If the borrower fails to use the loan according to the purpose agreed in the contract, the lender has the right to charge a penalty interest of an additional 100% according to the interest rate of the loan under the Contract from the date of misappropriation.

The interest (including penalty interest) paid late by the borrower shall be compounded at the interest rate of this contract, and the penalty interest rate shall be compounded after the loan is overdue.

Article 4 Conditions for withdrawal

The Borrower may withdraw funds only when this Contract comes into force and the following conditions are met (except for those waived by the Lender):

1. The Borrower has opened relevant RMB and/or foreign exchange accounts with the Lender or any of its branches;

2. The Borrower has provided the Lender with legal documents proving the legality of the Borrower, including but not limited to the latest and valid business license, approval certificate, joint venture or cooperation contract, articles of association, etc.;

3. The Borrower has submitted to the lender the Application for Withdrawal and the Letter of Authorization for Payment.

4. The guarantee contract related to the loan has come into force and legal and effective guarantee procedures have been completed, and the guarantor has not defaulted under the guarantee contract during the term of this contract;

5. All procedures related to this Contract and required by the lender, including but not limited to approval, registration, filing, insurance, notarization, witness, etc., have been completed;

6. The Borrower has provided the Lender with a capital verification report proving that the registered capital of the Borrower has been contributed to the Lender;

7. In accordance with the provisions of the Borrower's internal authorization system, the Borrower has provided the Lender with the resolution and authorization letter of the board of Directors of the Borrower and/or the shareholders' (general) meeting and other competent departments of the Borrower approving the loan hereunder;

8. The Borrower has provided the Lender with supporting materials regarding the purpose of the loan hereunder;

9. The Borrower has provided the Lender with the loan promissory note bearing the valid seal of the Borrower;

10. When the lender deems it necessary, the borrower shall perform a notarization with mandatory effect for the loan contract, guarantee contract, pledge contract, etc.;

11. The Borrower and/or the guarantor have paid all the fees (if any) payable under this Contract;

12. The Borrower has not defaulted under this Contract and other contracts entered into with the Lender, other branches of Bank of Jiangsu Co., LTD., or other third parties.

Article 5 Withdrawal plan

After meeting all the prerequisites for withdrawal, the borrower may apply to the lender for withdrawal at one time or in installments. With the consent of the lender, the specific amount, term and interest rate of withdrawal shall be subject to the records in the loan instrument.

Article 6 Method of Payment

(1). The loan under this contract shall be paid in the first method below:

1. Method of entrusted payment. The lender shall pay the loan funds through the Borrower's account to the Borrower's transaction object conforming to the purpose agreed herein according to the Borrower's withdrawal application and payment authorization after review.

2. Independent payment method. After the Lender releases the loan funds to the Borrower's account according to the Borrower's withdrawal application, the Borrower shall independently pay the loan funds to the Borrower's transaction object conforming to the purpose agreed herein according to the plan determined at the time of application. The Borrower undertakes to submit to the Lender, as required by the Lender, at least within 30 days after the loan is disbursed, the trade contract, invoice, transfer voucher and other materials related to the payment.

The Lender shall have the right to verify by means of account analysis, voucher inspection or on-site investigation whether the loan payment conforms to the purposes agreed herein and whether there is any circumvention of the entrusted payment by means of breaking up the whole into pieces.

(2). In any of the following circumstances, the Lender shall have the right to negotiate with the Borrower to supplement the loan payment terms or change the loan payment method; If negotiation fails, the lender shall have the right to stop or suspend the payment of the loan funds or require the borrower to repay the loans already issued in advance:

1. Decline in credit standing;

2. Significant deterioration in operating and financial conditions (including but not limited to the main business profitability is not strong, breaking the agreed financial indicators, etc.);

3. failure to pay the loan funds as agreed in the contract;

4. Abnormal use of loan funds or evasion of payment entrusted by the lender;

5. Failure to comply with commitments;

6. Other circumstances of breach of contract.

Article 7 Repayment

(1). The source of repayment by the borrower shall include but not be limited to the operating income.

(2). The borrower shall repay in the first way below：

1. The Borrower shall pay interest on a monthly or quarterly basis and repay the loan principal in one lump sum at maturity in accordance with the interest settlement rules stipulated in Article 2 hereof;

2. Pay the same amount of principal and interest on a monthly basis, that is, repay the principal and interest of the loan at a fixed amount every month except for the first and last two months, and repay the remaining principal and interest on the maturity date of the loan. The monthly repayment amount is calculated by the following formula:

Monthly repayment amount (except the first/last two months) = loan principal × monthly interest rate × (1+ monthly interest rate) n ÷[(1+ monthly interest rate) n-1], where n is the number of months borrowed, monthly interest rate = annual interest rate /12.

3. Repay the same amount of principal every month, that is, except the first/last two months, repay the loan principal with a fixed amount every month, and repay the interest actually generated in the month, and return the remaining loan principal and interest on the maturity date of the loan. The formula for calculating the monthly repayment amount is as follows:

Monthly repayment amount (except the first/last two months) = loan principal ÷ loan months + (loan principal - accumulated principal amount returned) × monthly interest rate, where monthly interest rate = annual interest rate /12.

If the method of monthly principal and interest repayment is equal to the monthly principal, the borrower can inquire the actual amount of the principal and interest payable in each month through the business branches of Bank of Jiangsu and electronic channels (including but not limited to mobile banking and online banking).

4. Small and micro "easy repayment" method:

A. Pay interest on a monthly basis, repay the principal by/(month/quarter/half year), repay the principal in RMB/yuan each period, and pay off the remaining principal and interest in one lump sum when due.

B. Apportionment of repayment on an annual basis. The amount of monthly repayment is calculated according to the same amount of principal and interest per year, and the remaining principal and interest are repaid in one lump sum when they are due. For example: a 3-year loan is repaid in 5 years, that is, the loan principal is calculated in the form of "monthly equal principal and interest repayment" for 5 years, and the remaining principal and interest are repaid in a lump sum in the 36th month).

5. Small and micro "win-win loan" method:

Interest is paid on a monthly basis, and the interest for the previous _/_ period (hereinafter referred to as the "deferred month") is paid at the percentage of _/_ %. For non-deferred months (except the last month), the monthly interest is paid at 100% of the interest payable in the month, and the deferred interest is repaid in one lump sum when the loan principal is due.

Monthly repayment amount (except the last month) = loan principal * daily interest rate * actual loan days in the month * Interest rate payable in the month, daily interest rate = annual interest rate /360.

For the purpose of this Contract, "deferred interest" refers to the sum of the outstanding interest payable in the current month for all deferred months, wherein the outstanding interest payable in the current month is / % of the interest payable in the current month. In the event that the loan under this contract is overdue or not used in accordance with the purpose stipulated in the contract, the deferred interest shall be calculated together with the penalty interest and compound interest.

6. Pay the interest on a monthly or quarterly basis and repay the loan principal in installments. The Borrower shall repay the loan principal under this contract according to the following repayment plan:

Repayment time	Repayment amount (in words)
/	/
/	/

/	/
/	/
/	/
/	/
/	/
/	/

(The attached schedule added because the fields in the form are not filled in is an integral part of this contract)

7. Other repayment methods:   /                                                                              。

(3). Repayment date

1. If the repayment methods in items 1 and 5 of the preceding paragraph are adopted, the maturity date of the loan shall be the date of the last repayment, and the interest shall be clear with the principal.

2. If the repayment methods in item 2, 3 and 4 of the preceding paragraph are adopted, the first repayment date shall be the first interest settlement date / 20/ year/month/day, and the corresponding date of the following month/the end of each quarter/the end of each half month shall be the repayment date; If there is no corresponding date, the repayment date shall be the end of the month. The last repayment date is the maturity date of the loan.

3. If the repayment method in Item 6 of the preceding paragraph is adopted, the principal repayment date is the "Repayment time" listed in the repayment schedule, and the payment date is specifically executed in accordance with the interest settlement rules agreed in Article 2 of the Contract.

If the above repayment date is a non-bank business day, it will be deferred to the next business day, and interest will be charged during the deferred period as agreed in this contract.

(4). If the borrower needs to extend the term of the loan, it shall submit a written application to the lender 30 working days before the maturity of the loan, and extend the term after obtaining the consent of the lender.

(5). Where the Borrower irrevocably authorizes the lender to deduct from any account opened by the Borrower at any branch of Bank of Jiangsu Co., Ltd. all the principal, interest and other related expenses of the loan that are due or mature in advance, and the currency of the amount deducted is inconsistent with the currency of the loan hereunder, The conversion shall be carried out according to the exchange rate between the currency of deduction and the currency of loan published and/or applicable by the Lender on the date of deduction. The Borrower shall be obliged to assist the Lender in handling the conversion and shall bear the exchange rate risk by itself.

(6). Repayment in advance

1. The Borrower shall obtain the consent of the lender to repay part or all of the loan in advance, and the interest on the part repaid in advance shall be calculated according to the principal amount of the repayment in advance, the actual days of payment and the execution interest rate agreed in this Contract.

2. If the borrower repays the loan in advance, the accrued interest shall not be adjusted; After the loan is repaid in advance, the interest on the loan which has not yet been repaid shall still be calculated at the agreed execution rate and the proportion (if any) payable for each period.

3. Under the repayment method of small and micro "win-win loan", if the borrower repays all the loans in advance, all the deferred interest shall be settled together; If part of the loan is repaid in advance, the loan that has not been repaid shall still be repaid in accordance with the repayment method of "win-win Loan" agreed in this contract.

Article 8 Declarations and warranties of the Borrower

1. The principal qualification of the Borrower shall meet the requirements of relevant laws, regulations and normative documents;

2. The Borrower has been fully authorized to sign this Contract and other relevant documents, and is capable of performing its obligations;

3. The signing and performance of this Contract and other relevant documents by the Borrower is or will not violate any laws, regulations and normative documents, nor will it conflict with other contracts, agreements or obligations assumed by the Borrower;

4. The Borrower does not currently have any outstanding litigation, arbitration or administrative penalty, or may, to the Borrower's knowledge, file any litigation, arbitration or administrative penalty against its assets or earnings;

5. The Borrower shall cooperate with the Lender in loan payment management, post-loan management and related inspections;

6. The financial statements provided by the Borrower truthfully reflect the financial position of the borrower;

7. All application materials and statements and warranties related to the borrower, guarantor, mortgagor, pledgor, pledge and project in this Contract and guarantee contract are true, complete, legal, effective and accurate, without any false, concealment, misleading statements or major omissions;

8. The Borrower understands and agrees that if the Lender needs to make adjustments in capital, accounting, data and other aspects due to system errors, page display errors, improper profit of the Borrower, etc., the Borrower agrees to authorize the Lender to make adjustments on its own and actively cooperate with it;

9. The Borrower understands and agrees that the Lender is not an Internet service provider, and that the relevant funds may not be immediately recorded in the Borrower's account due to system transmission delay and other reasons, and the actual recording time shall be subject to the results recorded in the Lender's system;

10. The Lender reserves the unilateral right to suspend or terminate the disbursement of the loan, adjust the loan limit (including but not limited to the total scale limit, single amount limit, daily amount limit and monthly amount limit) and the number of loans according to the borrower's qualification, historical repayment situation, interest rate policy, market environment change, fund use and other factors, and the Borrower has no objection to such right;

11. Unless there is reliable and determined evidence to the contrary, any legal documents submitted, confirmed or signed by the borrower in the form of electronic data, as well as documents, vouchers, records and other relevant materials generated, made or retained by the channels designated by the Lender (including but not limited to the term, amount, interest rate and repayment method of each loan), Shall constitute definitive evidence to effectively prove the relationship of rights and obligations between the parties hereto, and the Borrower has no objection to this.

Article 9 Rights and Obligations of the Borrower

(1). Rights of the Borrower

1. The Borrower has the right to withdraw and use the loan as agreed herein;

2. After obtaining the Lender's written consent, the Lender shall have the right to transfer the debts hereunder to a third party.

(2). Obligations of the Borrower

1. The borrower shall truthfully provide the documents and materials required by the lender (including all the account numbers of the opening bank, the balance of deposits and loans, the use of the loans, the status of assets, business activities, internal management and other true information);

2. The bank shall provide the financial statements of the previous month before the 20th of each month, and shall provide the lender with financial statements (or audited financial statements) within 120 days after each accounting year, and shall promptly provide the lender with its own changes and changes;

3. It shall accept and cooperate with the lender's investigation, supervision and inspection of its use of credit funds and related business and financial activities;

4. Open relevant settlement accounts with the lender;

5. Handle domestic and foreign settlement, settlement and sale of foreign exchange and other intermediate business with the Lender or any of its branches in accordance with the ratio not less than the total balance of the loans under this Contract and the loans borrowed by the Borrower from other financial institutions;

6. The loan shall be used in accordance with the purposes and payment methods stipulated in this Contract;

7. The principal, interest and other payables of the loan shall be repaid in full and on time as stipulated in this Contract;

8. In case of any change of the Borrower's name, legal representative/person in charge, residence, registered capital and other basic information, the Borrower shall notify the lender in writing within 5 working days after the change of relevant matters;

9. The Borrower or the guarantor shall immediately notify the lender in writing when any material adverse event occurs or may occur that affects its solvency/guarantee ability;

10. In the event of merger, division, equity transfer of the Borrower, foreign investment, foreign guarantee or substantial increase in debt financing that may affect its solvency, the Borrower shall immediately notify the lender in writing and obtain the lender's written consent. The Borrower shall, as required by the Lender, implement the guarantee measures for repayment of the principal and interest of the loan hereunder and other relevant expenses;

11. If the Borrower is a group customer, it shall report to the lender in writing within 10 days from the date of the occurrence of related party transactions whose value is more than 10% of the Borrower's net assets. The contents of the report include but are not limited to the related relationship of the parties to the transaction, the transaction items and the nature of the transaction, the transaction amount or corresponding proportion, and the pricing basis (including transactions with no amount or only a nominal amount);

12. Insure the property related to the loan with the insurance company according to the requirements of the lender, and implement relevant matters according to the requirements of the lender at the time of insurance;

13. If this contract is notarized by a notary office and rendered enforceable, the borrower agrees to be enforceable by the people's court and waives the right of defense.

Article 10 Rights and obligations of the lender

(1). Rights of the lender

1. The right to request the Borrower to provide information and documents related to the loan under this Contract;

2. The right to require the Borrower to repay the principal and interest of the loan on schedule or in advance;

3. The right to understand the borrower's basic situation, business situation, financial situation, repayment plan, guarantor and collateral situation, and the right to extract or copy from accounting books, business records and other relevant materials;

4. Have the right to supervise the Borrower's use of the loan in accordance with the purposes and payment methods agreed herein;

5. If the Borrower fails to perform its obligations under this Contract, the Lender has the right to change the method of payment of the loan, stop issuing the loan yet to be drawn by the Borrower and/or require the Borrower to repay the loan in advance or declare all the loan to be due in advance in accordance with this Contract;

6. The Lender shall have the right to withdraw the loan in advance according to the Borrower's withdrawal of funds;

7. In the event of merger, division or equity transfer of the borrower, major events such as foreign investment, foreign guarantee or substantial increase in debt financing that may affect the borrower's ability to repay its debts, or major events such as reduced guarantee ability of the guarantor that threaten the security of the creditor's rights of the lender, The Lender shall have the right to require the Borrower to repay the principal and interest of the loan hereunder in advance and pay all other relevant expenses, or to require the Borrower to assign all debts hereunder to the assignee agreed by the Lender, or to require the Borrower to provide other security measures accepted by the Lender;

8. Unless otherwise agreed by both parties, if the Borrower defaults on the principal, interest and charges of the loan at the same time, the Lender shall have the right to determine the sequence of repayment of the principal or interest or charges; In the case of installment repayment, if there are multiple loans due or overdue under this contract, the Lender has the right to determine the order of repayment of a certain repayment by the Borrower; Where there are multiple loan contracts that have expired between the borrower and the lender, the lender has the right to determine the order of the contract to be performed by the borrower for each repayment;

9. When the lender suspend the use of various electronic channels due to temporary maintenance of the system, sudden failure, natural disaster, hacker attack, etc., it is not required to notify the borrower in advance and shall not be liable for any breach of contract or compensation. However, in the event of major periodic maintenance, upgrading or other foreseeable circumstances of the Lender's system, the Lender may announce relevant matters on its official website (www.jsbchina.cn) or through channels designated by the Lender and shall be deemed to have notified the Borrower;

10. Exercise other rights prescribed by laws, regulations, normative documents and agreed herein.

(2). Obligations of the lender

1. The Lender shall grant the loan to the Borrower on the terms and conditions stipulated herein;

2. The Lender shall keep confidential the financial status and business operation of the Borrower, except as otherwise agreed in laws, regulations and normative documents.

Article 11 Breach of contract and treatment

(1). During the term of this Contract, any of the following circumstances shall constitute a breach of Contract:

1. The Borrower breaches any of the representations and warranties hereunder;

2. The Borrower fails to fully perform any of its obligations under this Contract and other relevant documents, including but not limited to its failure to pay the principal, interest and other payables of the loan hereunder in full and on time;

3. The Borrower fails to change the purpose of the loan as agreed herein or without the consent of the Lender, misappropriates the loan funds or uses the loan funds for money laundering, terrorist financing or any other illegal or irregular transactions;

4. The Borrower fails to pay the loan funds in accordance with the payment method agreed herein;

5. The Borrower voluntarily or forcibly suspends, liquidates, cancels, reorganizes, disbands or goes bankrupt;

6. the borrower provides false materials or conceals material facts;

7. The Borrower breaches the financial indicators agreed herein;

8. The deterioration of the Borrower's financial situation may affect the security of the loan or the borrower intends to evade the bank's claims;

9. The borrower's loan project plan is cancelled or cannot be implemented;

10. The Borrower uses a false contract between it and a third party to extract funds or credit from the lender or other banks;

11. The Borrower commits or is suspected of engaging in illegal or irregular acts, involving or likely to involve lawsuits, arbitration cases or other legal disputes;

12. The Borrower violates other contracts entered into between the Borrower and the lender or other institutions of Bank of Jiangsu Co., Ltd. or third parties, or disputes arising from such contracts lead to or may lead to litigation or arbitration;

13. The controlling shareholder of the Borrower transfers its shares held by the Borrower, or the controlling shareholder, actual controller, legal representative or senior management of the Borrower has major events, including but not limited to the occurrence or suspected violation of laws and regulations, involving litigation, arbitration or administrative punishment, serious deterioration of financial status, declaration of bankruptcy or dissolution, inability to perform their duties, etc.;

14. The guarantor breaches the contract, Including but not limited to false information provided by the guarantor, breach of other contracts signed between the Guarantor and the lender or other institutions of Bank of Jiangsu Co., Ltd. or a third party, litigation or arbitration arising from disputes arising out of such contracts, forced or voluntary closure of business, major difficulties in operation or material adverse changes in financial status, occurrence or suspected of violations of laws and regulations, escape and waste of bank Bank claims, mergers and/or acquisitions and reorganizations, and other circumstances that may weaken its ability to guarantee;

15. Other circumstances that endanger or may jeopardize the security of the lender's claims.

(2). In case of default, the Lender shall have the right to adopt one or more of the following disposal methods according to the nature and extent of the default:

1. Require the borrower to correct the default within a time limit and take remedial measures;

2. Change the payment method of the loan not mentioned herein;

3. Require the Borrower to provide another guarantee approved by the Lender;

4. Suspend or cancel the issuance of the loan, declare the principal and interest of the loan to expire in advance under this contract, and immediately withdraw the loan;

5. Reduce, suspend or terminate the credit line to the borrower in whole or in part;

6. Adjust the loan interest rate agreed herein;

7. Charge penalty interest as agreed herein;

8. Require the guarantor to perform the warranty obligation or dispose of the collateral (pledge);

9. Declare that all principal and interest under other loan contracts signed between the borrower and the lender and other branches of Bank of Jiangsu Co., Ltd. are due in advance, and immediately withdraw all loans;

10. Deduct directly from any account opened by the Borrower at any branch of Bank of Jiangsu Co., Ltd. at any level in order to repay the debt, and the amount not due in such account shall be deemed to be due early and shall be handled in accordance with the lender's rules on early withdrawal (including full and partial early withdrawal) when deducted. If the currency of deduction is not consistent with the currency of the loan hereunder, it shall be converted according to the exchange rate between the currency of deduction and the currency of the loan published by the Lender and/or applicable on the date of deduction, and the Borrower shall be obliged to assist the Lender in handling the exchange rate at the Borrower's own risk;

11. If this Contract has been notarized by a notary office and given the effect of compulsory execution, it may apply to the people's court for compulsory execution;

12. Exercise the provisions of laws, regulations, normative documents and provisions of this Contract and other measures deemed necessary by the lender.

Article 12 Fees

1. Expenses incurred in connection with this Contract, including but not limited to credit investigation, notarization, witness, registration, etc., shall be borne separately in accordance with laws, regulations and normative documents.

2. The Borrower shall bear the expenses required by the lender to collect the principal and interest of the loan due to the borrower's failure to repay the principal and interest of the loan on time, including but not limited to notice fee, delivery fee, appraisal fee, attorney's fee, litigation cost, travel expense, evaluation fee, auction fee, property preservation fee, enforcement fee, etc.

Article 13 Assignment of debts

1. The Borrower shall not assign any rights and obligations hereunder to any third party without the written consent of the Lender.

2. If the Borrower assigns its rights and obligations hereunder to a third party with the written consent of the Lender, the third party shall unconditionally comply with all provisions hereof.

Article 14 Modification, termination and exercise of Rights under the Contract

1. Unless otherwise agreed herein, the Contract shall be modified or terminated in writing upon mutual agreement of both parties;

2. During the term hereof, the Lender shall not prejudice, affect or limit all the rights of the Lender which it is entitled to as the Lender under this Contract and relevant laws, regulations and normative documents if it forgives, forgives or postpones the exercise of the Lender's rights under any breach or delay of the Borrower. Nor shall it be deemed as the Lender's approval or approval of any breach of this Contract, nor as a waiver of the Lender's right to take action against any existing or future breach of this Contract.

Article 15 The Borrower agrees that the creditor's rights under this contract shall be rendered enforceable upon notarization of the contract. If the Borrower fails to perform or fails to fully perform its obligations under the contract, the Lender may apply to the people's court with jurisdiction for enforcement.

Article 16 Anti-money laundering clause

1. The Borrower undertakes that its application to the Lender for the business under this Contract is true and lawful, does not involve money laundering, terrorism or other illegal purposes, and does not violate any applicable laws, regulations and international treaties on economic sanctions, trade embargoes and trade controls, and voluntarily submits to anti-money laundering investigations and timely provides relevant information. To ensure the accuracy, authenticity and completeness of the relevant information.

2. The Borrower undertakes that the sources of funds involved in the loan and repayment from the lender are legal and compliant, and there is no existence or suspicion of any illegal activities such as money laundering, terrorist financing, tax evasion or fraud.

3. If the Lender finds or has reasonable grounds to suspect that the Borrower has or is suspected of any illegal activities such as money laundering, terrorist financing or tax evasion, the Lender may take necessary money laundering risk control measures including but not limited to suspending the utilization of the loan hereunder, declaring the loan to expire early, etc. The Lender shall be liable for the losses caused to the Lender by the risk control measures taken by the Lender and the Borrower's violation of the anti-money laundering obligations stipulated in this Article.

Article 17 Inquiry and use of information

1. The Borrower irrevocably authorizes Bank of Jiangsu Co., Ltd. to inquire and use all kinds of information related to the Borrower through, including but not limited to, state administrative organs, government departments, business management agencies, social third-party data platforms and network media from the date of signing this Contract to the date of termination of the business hereunder. The Borrower is aware of the possible legal consequences arising from the provision of the aforesaid non-public information.

2. When the Borrower hereby irrevocably undertakes to violate its obligations under this contract, the Lender may submit the information of the debtor's breach of trust to credit investigation agencies and banking associations, and authorize the relevant banking associations to share the information of the borrower's breach of trust among banking financial institutions and even publicize it to the public through appropriate means.

3. If the Borrower fails to fulfill the repayment obligations in time and in full as agreed herein, the Lender shall have the right to entrust cooperative institutions, law firms and other legal and compliant third-party institutions to collect on behalf of the Borrower. The Borrower authorizes and agrees that the Lender shall collect, process, use and transfer the Borrower's information within the scope of this contract for the purpose of debt collection and recovery. And share necessary information of the Borrower (such as identity information, contact information, performance information and performance ability judgment information, etc.) with such institutions.

4. The Borrower voluntarily accepts the joint measures taken by banking financial institutions such as the lender to reduce or stop credit granting, stop opening new settlement accounts, and stop issuing new credit cards of the legal representative, such as joint measures for breach of trust and disciplinary rights.

Article 18 Notice and service

（1）. The Borrower confirms that the mailing address, telephone number and E-mail address listed at the beginning of this Contract are those of the Borrower

Valid address for service.

（2）. Notice given to the Borrower shall be deemed to have been served if:

1. Electronic service (including SMS, email, etc.) shall be deemed to have been served if the sender's device indicates that the delivery has been successful;

2. personal service, the sender on the spot in the written documents or the return of service noted on the date shall be deemed as the effective date of service;

3. Service by post (including speedpost, ordinary mail, registered mail, etc.) shall be deemed to have been served on the fifth natural day after the date of delivery by the sender or the date on which the notice was actually delivered to the relevant address or the notice was returned (whichever is later);

4. If the above methods are adopted at the same time, the one that reaches the other party first shall prevail.

（3）. The following persons shall be the signers of the notice of the lender, including: the unit, the shareholders of the unit, the staff of the unit, the property management personnel of the community and the office building where the above delivery address is located, the doorman, the security guard, etc.

（4）. The application scope of the above service address, service method and signatory: Including the delivery of various notices, letters, attachments, agreements and other documents during the performance of this Contract by the Borrower from the effective date of this Contract to the date of completion of the performance of the debt, as well as relevant documents and legal documents in case of disputes arising under this Contract, Including the service of relevant documents and legal documents at various stages such as the first instance, second instance, retrial, execution procedure (including disposal of mortgaged property, etc.) and special procedure after the dispute enters into notarization, arbitration and civil procedure.

（5）. In case of any change in the above service address, the Borrower shall notify the lender, the people's court, the arbitration institution or the notary office in writing within 3 working days from the date of the change. Before receiving the written notice of change, the notice or document served by the lender, the people's court, the arbitration institution or the notary office in accordance with the above service address shall be deemed to have been effectively served.

（6）. If the notice or document is not actually received by the Borrower due to incorrect service address provided or confirmed by the Borrower, failure to timely notify after the change of service address, refusal by the served party or the signatory to sign for receipt, etc., the notice or document served in accordance with the above agreed manner shall also be deemed to have been effectively served and the risks arising therefrom shall be borne by the Borrower.

（7）. If the Borrower responds to the suit and directly submits the confirmation of service address to the arbitration institution/court after the dispute or dispute hereunder enters into arbitration/civil proceedings, and the confirmation address is inconsistent with the service address confirmed herein, The confirmed service address submitted to the arbitration institution/court shall prevail (the service method and the legal consequences of service stipulated herein shall apply to such service address).

Article 19 Application of law and dispute resolution

The conclusion, validity, interpretation, performance and dispute resolution of this Contract shall be governed by the laws of the People's Republic of China (for the purpose of this Contract only, excluding the laws of the Hong Kong Special Administrative Region, the Macao Special Administrative Region and the Taiwan region of the People's Republic of China). In case of any dispute arising from the performance of the Contract, both parties may negotiate or mediate. If negotiation or mediation fails, the dispute shall be settled in the manner prescribed in item B below:

A. File a lawsuit with the people's court at the place where the lender is located;

B. Apply to Shenzhen Arbitration Commission for arbitration

C. File a lawsuit with the people's court at the place where the contract is signed.

If the borrower fails to repay the loan in full and on time as agreed herein or defaults in other circumstances, and no suit is brought to the court through negotiation or mediation, if the amount of the subject matter in dispute is within the range of the amount agreed by the accepting court to select the small claims procedure, both parties agree to apply the small claims procedure for trial in order to save litigation costs, and the first instance is final.

During the period of litigation or arbitration, the provisions of this Contract that do not involve the disputed part shall still be performed.

Article 20 Other matters agreed upon by both parties

1. The loan under this Contract is specifically granted under the credit line of the Maximum Amount Comprehensive Credit Contract numbered /, and this Contract is the valid annex thereto.

2. The interest and fees under this contract other than the principal shall be tax inclusive.

3. If the Lender is required to entrust other institutions of Bank of Jiangsu Co., Ltd. to perform its rights and obligations under this Contract due to business needs, the Borrower agrees. Other institutions of Bank of Jiangsu Co., Ltd. authorized by the Lender shall have the right to exercise all rights hereunder, and shall have the right to file a lawsuit in court or submit the dispute to an arbitration institution for adjudication.

4 This Contract consists of the text of this Contract, attachments (if any), all information filled in by the Borrower in the loan application, rules displayed on the loan application interface and other page information related to the loan, and each component is legally binding on both parties hereto. The Lender shall not be liable for the rules and information published by other institutions in the name of the Lender without the consent of the Lender.

5.  /                                               .

6. Matters not covered herein shall be interpreted or handled in accordance with laws, regulations, normative documents and relevant provisions of state authorities.

Article 21 Contract takes effect and terminates

I. The Borrower and lender agree to sign this Contract in the form of data messages, and shall not refuse to perform their obligations under this Contract on this basis. This Contract shall come into force on the date of electronic signature by both parties. Without the consent of the Lender, the Borrower shall not deny the relationship between creditor and debtor under this Contract or withdraw or cancel this Contract in any way.

2. This Contract shall terminate on the date of full repayment of the principal, interest and related expenses.

(The following is the signing place without text)

Borrower: Shenzhen Semidux Technologies Limited

Lender: (seal) Shenzhen Branch of Bank of Jiangsu Co., LTD

Place of contract signing:     /

Note: This contract contains the customer's digital identity information, which is automatically generated by the customer's online signature

Schedule of Material Differences

One or more person signed a Loan Agreement under this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Amount of Principal	Term of the Loan	Agreement Date
1	RMB 2,996,760	From August 28, 2024 to August 27, 2025.	August 28, 2024
2	RMB 2,000,000	From August 29, 2024 to August 28, 2025	August 29, 2024
3	RMB 3,240	From August 30, 2024 to August 29, 2025	August 30, 2024